UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 10, 2005

IMPAC SECURED ASSETS CORP. (as company under a Pooling and Servicing Agreement, dated as of June 1, 2005, providing for, inter alia, the issuance of Mortgage Pass-Through Certificates, Series 2005-1)

Impac Secured Assets Corp.

(Exact name of registrant as specified in its charter)

California	333-117991	33-071-5871
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1401 Dove Street Newport Beach, California		92660
(Address of Principal Executive Offices)		(Zip Code)

Registrants telephone number, including area code, is (949) 475-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[	] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 10, 2005, a single series of certificates, entitled Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2005-1 (the “Certificates”), were issued pursuant to an Pooling and Servicing Agreement, dated as of June 1, 2005 (the “Agreement”) among Impac Secured Assets Corp., as company, Impac Funding Corporation, as master servicer and Wells Fargo Bank, N.A., as trustee (the “Trustee”).

Item 8.01.	Other Events.

Description of the Mortgage Pool

The Certificates, issued pursuant to the Agreement, evidence in the aggregate the entire beneficial ownership interest in a trust fund (the “Trust Fund”), consisting of mortgage loans (the “Mortgage Pool”). The Mortgage Pool is comprised of one- to four-family fixed-rate first lien mortgage loans having original terms to maturity of not greater than 30 years (the “Mortgage Loans”). The mortgage loans have an aggregate principal balance of approximately $633,913,271.20 as of June 1, 2005.

The tables attached as an exhibit hereto describe certain characteristics of the Mortgage Pool as of June 1, 2005.

Item 9.01.	Financial Statements and Exhibits.
	(a)	Not applicable
	(b)	Not applicable
	(c)	Exhibits:

Exhibit No.	Description
99.1	Characteristics of the Mortgage Pool as of June 1, 2005, relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2005-1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the Registrant by the undersigned thereunto duly authorized.

IMPAC SECURED ASSETS CORP.

By:	/s/ Richard J. Johnson
Name: Richard J. Johnson
Title: EVP, CFO

Dated: June 27, 2005

EXHIBIT INDEX

Exhibit Number	Description
99.1	Characteristics of the Mortgage Pool as of June 1, 2005, relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 2005-1.